UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Foley Lane

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (406) 361-3711

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

On March 14, 2022, Local Bounti Corporation (the “Company”) entered into (a) a Purchase and Sale Agreement (the “SPA”) by and among (i) the Hollandia Produce Group, Inc. Employee Stock Ownership Trust (the “Share Seller”), (ii) Mosaic Capital Investors I, LP, a Delaware limited partnership (“Mosaic”), True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., a Delaware limited partnership (“TWC” and collectively with Mosaic and the Share Seller, the “Sellers” and each individually, a “Seller”), (iii) Mosaic Capital Investors LLC, a Delaware limited liability company (the “Sellers’ Representative”), solely in its capacity as Sellers’ Representative, (iv) Hollandia Produce Group, Inc., a California corporation (the “Target” or “Pete’s”), (v) Local Bounti Operating Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Purchaser”), and (vi) the Company, pursuant to which Purchaser will acquire all of the issued and outstanding shares of capital stock and rights to acquire capital stock of the Target at the closing of the transactions contemplated by the SPA, the Georgia UPA (as defined below) and the Georgia Corporation SPA (as defined below) (the “Closing”), (b) a Unit Purchase Agreement (the “Georgia UPA”) by and among the Company, Purchaser and each of the holders of Class B Common Units of the Georgia Company (each, a “Georgia Share Seller”), providing for the acquisition by Purchaser at the Closing of all of the issued and outstanding Class B Common Units of Hollandia Produce GA, LLC, a Delaware limited liability company, and a majority-owned subsidiary of the Target (the “Georgia Company”), and (c) a Stock Purchase Agreement (the “Georgia Corporation SPA,” and collectively with the Georgia UPA and the SPA, the “Purchase Agreements”) by and among the Company, Purchaser, Mosaic and TWC (Mosaic and TWC, together with the Sellers and the Georgia Share Sellers, the “Selling Parties”), providing for the acquisition by Purchaser at the Closing of all of the issued and outstanding shares of capital stock of Hollandia Produce GA Investor Corporation, a Delaware corporation (the “Georgia Corporation”), holding all of the issued and outstanding Series A Preferred Units of the Georgia Company.

Pursuant to the Purchase Agreements, the Company (through Purchaser) will acquire all of the equity interests and rights to acquire equity interests of the Target and its subsidiaries, including the minority interest in the Georgia Company not owned by the Target, from the Selling Parties (collectively, the “Transaction”). The total consideration to be paid at the Closing to the Selling Parties in connection with the Purchase Agreements will be approximately $122.5 million (subject to certain adjustments as set forth in the Purchase Agreements) consisting of a mix of cash and the Company’s common stock, par value $0.0001 (the “Common Stock”), which will be comprised of approximately (i) $92.5 million in cash consideration (subject to certain adjustments as set forth in the Purchase Agreements) (the “Cash Consideration”) and (ii) 5,654,600 shares of Common Stock (the “Equity Consideration”), based on $30 million divided by a volume weighted average price of the Common Stock over the 20 consecutive trading days ending on and including February 28, 2022.

Also on March 14, 2022, in connection with entering into the Purchase Agreements, the Target also entered into a purchase and sale agreement with STORE Master Funding XVIII, LLC (“STORE”) to acquire all of the properties currently being leased by Pete’s pursuant to certain sale-leaseback agreements between the Target and STORE for an aggregate purchase price of $25.8 million to be paid by Purchaser in connection with the Closing (the “Property Acquisition”), but not included in the total consideration set forth above.

The Company has agreed to register the Equity Consideration for resale within sixty days of the expiration of the lock-up on May 19, 2022 (see below) pursuant to a registration rights agreement that the Company has entered into with the Selling Parties (collectively, the “Registration Rights Agreement”). The Registration Rights Agreement will become effective at the Closing. The Registration Rights Agreement provides that the Common Stock issued to the Selling Parties at the Closing will be subject to lock-up until May 19, 2022, subject to certain Permitted Transfers (as defined in the Registration Rights Agreement).

The Closing cannot occur prior to April 1, 2022. The Closing is subject to customary conditions, including (i) the absence of any court or regulatory order prohibiting the Closing and (ii) the completion of the Property Acquisition. A Notification and Report under the Hart Scott Rodino Act was filed on January 18, 2022, and the waiting period expired on February 17, 2022. In the event the Transaction has not been consummated by April 6, 2022, the Purchaser will be obligated to pay a nonrefundable advance payment of $5.8 million to the Target (the “Nonrefundable Payment”). In the event the Transaction has not been consummated by April 30, 2022, either the Sellers’

Representative or the Purchaser may terminate the Purchase Agreements at any time and the Nonrefundable Payment will be retained by the Target upon such termination. If the Transaction is consummated after April 6, 2022 but before April 30, 2022, the Nonrefundable Payment will credited toward the Cash Payment.

The Purchase Agreements also contain customary representations and warranties and covenants from each of the parties, including certain restrictive covenants applicable to the Selling Parties. The Company has obtained representation and warranty insurance in connection with the Purchase Agreements.

The above description of the Purchase Agreements is not intended to provide any other factual information about the Company, Purchaser, the Target, the Georgia Company, the Georgia Corporation or the Selling Parties, or their respective subsidiaries or affiliates. Each of the Purchase Agreements contains representations, warranties and covenants that were made only for purposes of the respective Purchase Agreement and only as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreements, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties and covenants may change after the date of the execution of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations and warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Purchaser, Target, the Georgia Company, the Georgia Corporation, any Selling Party or any of their respective subsidiaries, affiliates or businesses.

The foregoing description of each of the Purchase Agreements and the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable Purchase Agreement and the Registration Rights Agreement, as applicable, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 10.1, respectively, and incorporated herein by reference.

Cargill Facility Amendment

In September 2021, Purchaser, along with certain other subsidiaries of the Company, and Cargill Financial Services International, Inc. (“CFSI”) entered into (a) a credit agreement (the “Original Senior Credit Agreement”) for an up to $150 million multiple-advance term loan (the “Senior Facility”) and (b) a subordinated credit agreement (the “Original Subordinated Credit Agreement” and, together with the Original Senior Credit Agreement, the “Original Credit Agreements”) for an up to $50 million multiple-advance subordinated term loan (the “Subordinated Facility” and, together with the Senior Facility, the “Original Facilities”). On March 14, 2022, Local Bounti and Purchaser, along with certain subsidiaries of the Company, entered into a First Amendment to Credit Agreements and Subordination Agreement (the “Amendment”) to amend the Original Credit Agreements and the Original Facilities (as amended, the “Amended Facilities”).

The Amendment provides that, subject to and upon the closing of the Transaction, (a) the Transaction will be funded pursuant to the Amended Facilities, (b) the aggregate commitment amount of the Original Facilities will be reduced to $170.0 million which is anticipated to be the amount necessary to fund the Transaction, the Property Acquisition, the updating of the facilities to be acquired in the Transaction with the Company’s Stack and Flow TechnologyTM and certain expansion at one facility, (c) the minimum liquidity covenant will be reduced from $30 million to $20 million and (d) the interest rate of each of the Senior Facility and the Subordinated Facility will increase by 2%, among other matters. As part of the Amendment, the Company agreed to (i) pay a $2.0 million amendment fee and (ii) issue 1,932,931 shares of Common Stock to CFSI (the “CFSI Equity”) upon the closing of the Transaction.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2022, the Company issued a press release (the “Earnings Press Release”) announcing its financial results for the full year ended December 31, 2021. The Earnings Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 2.02 and in the Earnings Press Release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 and included in Item 1.01 is incorporated into this Item 3.02 by reference.

The Company will offer and sell the Equity Consideration in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Selling Parties in the Purchase Agreements and accredited investor questionnaires completed by each of the Selling Parties.

The Company will offer and sell the CFSI Equity in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On March 15, 2022, the Company also issued a press release regarding the Transaction (the “Transaction Press Release”). A copy of the Transaction Press Release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The Company expects to use the investor presentation (the “Presentation”) attached hereto as Exhibit 99.3 at a conference call in connection with the Transaction.

The information included in this Item 7.01 and in the Transaction Press Release and Presentation attached hereto as Exhibits 99.2 and 99.3, respectively, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents incorporated by reference herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this Current Report on Form 8-K address a variety of subjects including, for example, the Transaction, the Company’s potential issuance of shares in satisfaction of the terms and conditions of the Purchase Agreements and the business prospects of the Company following the Transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s interim 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in Local Bounti’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), and subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, which reports are available on the SEC’s website at www.sec.gov. The forward-looking statements in this Current Report on Form 8-K speak only as of its date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Non-GAAP Financial Information

This Current Report on Form 8-K or the exhibits incorporated by reference herein also contain references to Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted Selling, General and Administrative Expense of Local Bounti, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude convertible notes fair value adjustment, debt extinguishment expense, stock-based compensation expense, business combination transaction costs, and certain other non-core items. The Company defines and calculates Adjusted Gross Profit as gross profit excluding depreciation. The Company defines and calculates Adjusted Gross Profit Margin as Adjusted Gross Profit as a percent of sales. The Company defines and calculates Adjusted Selling, General and Administrative Expense as selling, general and administrative expense excluding depreciation, stock-based compensation expense and business combination transaction costs.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the financial supplement in the Earnings Press Release for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the twelve months ended December 31, 2021 and 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, dated as of March 14, 2022, by and among Local Bounti Corporation and (i) the Hollandia Produce Group, Inc. Employee Stock Ownership Trust, (ii) Mosaic Capital Investors I, LP, True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., (iii) Mosaic Capital Investors LLC, solely in its capacity as Sellers’ Representative, (iv) Hollandia Produce Group, Inc., and (v) Local Bounti Operating Company LLC

2.2†	Unit Purchase Agreement, dated as of March 14, 2022, by and among Local Bounti Corporation, Local Bounti Operating Company LLC, and each of the holders of Class B Common Units of Hollandia Produce GA, LLC

2.3†	Stock Purchase Agreement, dated as of March 14, 2022, by and among Local Bounti Corporation, Local Bounti Operating Company LLC, Mosaic Capital Investors I, LP, and True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P.

10.1	Registration Rights Agreement, dated March 14, 2022, by and among Local Bounti Corporation and certain other parties.

10.2†	First Amendment to Credit Agreements and Subordination Agreement, dated as of March 14, 2022, by and among Local Bounti Operating Company LLC, Local Bounti Corporation and Cargill Financial Services International, Inc.

99.1	Earnings Press Release dated March 15, 2022

99.2	Transaction Press Release dated March 15, 2022

99.3	Investor Presentation dated March 15, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2022	Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer